Exhibit 99.1

Avago Technologies Limited Announces Third Quarter

Fiscal Year 2009 Financial Results

SAN JOSE, Calif., and SINGAPORE – September 3, 2009 – Avago Technologies Limited. (Nasdaq: AVGO), a leading designer, developer and global supplier of analog semiconductor devices, today reported financial results for its third quarter of fiscal year 2009, ended August 2, 2009.

•	Quarterly revenue of $363 million, up 12 percent from the previous quarter

•	GAAP gross margin of 38.8 percent; non-GAAP gross margin of 43.5 percent

•	GAAP net income of $0.01 per diluted share

•	Non-GAAP net income of $0.18 per diluted share

•	Cash and cash equivalents of $254 million

Fourth Quarter Outlook

•	Projected revenue growth of 7 percent to 10 percent above the third quarter of fiscal year 2009

Third Quarter Fiscal 2009 GAAP Results

Revenue was $363 million, an increase of 12 percent when compared with the previous quarter, and down 17 percent from the same quarter last year.

Gross margin was $141 million, or 38.8 percent of sales. Third quarter gross margin compares with gross margin of $98 million, or 30.2 percent last quarter, and gross margin of $171 million, or 39.0 percent in the same quarter last year.

Third quarter net income was $2 million, or $0.01 per diluted share. This compares with a net loss of $31 million, or ($0.14) per diluted share last quarter, and net income of $44 million, or $0.20 per diluted share in the same quarter last year.

Cash balances at the end of the quarter increased by $13 million to $254 million from the last quarter. The changes in cash included a semi-annual interest payment of $36 million.

Third Quarter Fiscal 2009 Non-GAAP Results

Gross margin was $158 million, or 43.5 percent of sales. This compares with gross margin of $115 million, or 35.4 percent last quarter, and gross margin of $188 million, or 42.8 percent in the same quarter last year. Included in the second quarter fiscal 2009 gross margin were charges of approximately $24 million, primarily related to inventory write-downs.

Net income was $40 million, or $0.18 per diluted share. This compares with a net loss of $2 million, or ($0.01) per diluted share last quarter, and net income of $48 million, or net income of $0.22 per diluted share in the same quarter last year.

Adjusted EBITDA, as defined in the indentures governing our outstanding debt securities, was $87 million, compared with $40 million in the last quarter and $94 million in the same quarter last year.

Avago Technologies Limited Reports Third Quarter Fiscal Year 2009 Financial Results

Third Quarter Non-GAAP 2009 Results (In millions, except EPS)				Change
	Q3 09	Q2 09	Q3 08	Q/Q			Y/Y
Revenue	$363	$325	$439		+12%		-17%
Gross Margin	43.5%	35.4%	42.8%		+810	bps	+70	bps
Operating Expenses	$96	$97	$115		$-1		$-19
Net(Loss)/Income	$40	$(2)	$48	$	+42		$-8
Earnings Per Share	$0.18	$(0.01)	$0.22	$	+0.19		$-0.04

“We saw a sequential improvement in our business during the third quarter with revenue increasing 12 percent. This increase was driven primarily by growth in our wireless communications and consumer and computing peripherals end markets,” said Hock Tan, president and CEO of Avago Technologies Limited. “We believe inventory replenishments across all end markets coupled with seasonality in the wireless and consumer markets will continue to drive growth for the rest of the fiscal year.”

Revenues by End Market

	Percentages			Growth Rates
	Q3 09	Q2 09	Q3 08	Q/Q	Y/Y
Wireless Communications	46	43	31	19%	23%
Wired Infrastructure	24	28	27	-3%	-27%
Industrial & Automotive	19	20	31	6%	-48%
Consumer & Computing Peripherals	11	9	11	36%	-21%

Key Statistics (In millions, except for days)	Q3 09	Q2 09	Q3 08
Cash From Operations	$31	$66	$60
Depreciation	$20	$20	$19
Amortization	$20	$19	$21
Capital Expenditures	$12	$13	$19
Days Sales Outstanding	45	52	44
Inventory Days On Hand	68	65	70

Recent Business Highlights

•

Completed initial public offering on August 6, 2009. Sold a total of 49,680,000 ordinary shares, including over-allotment. This included 21,500,000 ordinary shares sold by Avago and 28,180,000 ordinary shares sold by selling shareholders.

•	Announced on September 3, 2009 a tender offer to purchase up to $250 million of outstanding debt securities.

Avago Technologies Limited Reports Third Quarter Fiscal Year 2009 Financial Results

Based on current business trends, the outlook for the fourth fiscal quarter of 2009 is expected to be as follows.

Fourth Quarter 2009 Business Outlook

	GAAP	Reconciling Items	Non-GAAP
Revenue	Up 7% to 10%		Up 7% to 10%
Gross Margin	39% to 41%	$14M	43% to 45%
Operating Expenses	~$170M	~$70M	~$100M
Interest and Other*	$20M		$20M
Taxes	$4M		$4M
Diluted Share Count	243M		245M

*	The Interest and Other outlook does not reflect any reduction of interest payments or the loss on the extinguishment of debt from the use of proceeds from our initial public offering.

Included in the fourth quarter GAAP Operating Expenses outlook is $54 million paid to Avago’s equity sponsors in connection with the termination of the Company’s advisory agreement.

Capital expenditures are expected to be in the range of $15 million to $20 million. Depreciation and amortization will be approximately $20 million and $19 million, respectively. Share-based compensation will be in the range of $4 million to $5 million.

We undertake no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Financial Results Conference Call

Avago Technologies Limited will host a conference call to review its financial results for the third quarter of fiscal year 2009 today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (866) 362-4829; International (617) 597-5346. The passcode is 91072513. A replay of the call is available through September 10, 2009. To access the replay dial (888) 286-8010; International (617) 801-6888 and reference the passcode: 67643443. A webcast of the conference call will be available in the Investors section of the Company’s website at www.avagotech.com.

Non-GAAP Financial Measures

In addition to GAAP reporting, Avago reports net income or loss, as well as gross margin and operating expenses, on a non-GAAP basis. This non-GAAP earnings information excludes amortization of acquisition-related intangibles, share-based compensation expense, asset impairment charges, restructuring charges, acquired in-process research and development, debt extinguishment (gains) losses and the results of discontinued operations. In addition, Avago also discloses Adjusted EBITDA as measured by the indentures governing our outstanding debt securities. Avago believes this non-GAAP earnings information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to emphasize the results of on-going operations. These historical non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP net income (loss) and a derivation of Adjusted EBITDA in accordance with our note indentures are included in the financial tables attached to this press release.

Avago Technologies Limited Reports Third Quarter Fiscal Year 2009 Financial Results

About Avago Technologies Limited

Avago Technologies Limited is a leading designer, developer and global supplier of analog semiconductor devices for communications, industrial and consumer applications.

Safe Harbor Statement

This announcement and supporting materials may contain forward-looking statements which address our expected future business and financial performance. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. For Avago, particular uncertainties which could adversely or positively affect future results include cyclicality in the semiconductor industry or in our end markets; the recent financial crisis and its impact on our business, results of operations, and financial condition; fluctuations in interest rates; our ability to generate cash sufficient to service our debt and to fund our research and development, capital expenditures and other business needs; our increased dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our dependence on contract manufacturing and outsourced supply chain; quarterly and annual fluctuations in operating results; loss of our significant customers; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property; our competitive performance and ability to continue achieving design wins with our customers; any expenses associated with resolving customer product and warranty claims; our ability to achieve the growth prospects and synergies expected from our acquisitions; delays and challenges associated with integrating acquired companies with our existing businesses; our ability to improve our cost structure through our manufacturing outsourcing program; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”), the Annual Report of our wholly owned subsidiary Avago Technologies Finance Pte. Ltd. (“Avago Finance”) on Form 20-F filed with the SEC on December 17, 2008, recent Current Reports on Form 6-K, and other Avago and Avago Finance filings with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

*****************************************************************************

Investor Contact

Jim Fanucchi

Summit IR Group Inc.

(408) 404-5400

Investor.relations@avagotech.com

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Quarter ended			Three quarters ended
	August 2, 2009	May 3, 2009	August 3, 2008	August 2, 2009	August 3, 2008
Net revenue	$363	$325	$439	$1,056	$1,252
Costs and expenses:
Cost of products sold:
Cost of products sold	205	210	251	619	718
Amortization of intangible assets	15	14	14	44	42
Restructuring charges	2	3	3	11	5

Total cost of products sold	222	227	268	674	765
Research and development	59	59	68	180	196
Selling, general and administrative	40	42	50	122	148
Amortization of intangible assets	5	5	7	16	21
Restructuring charges	13	3	2	21	5

Total costs and expenses	339	336	395	1,013	1,135

Income (loss) from operations	24	(11)	44	43	117
Interest expense	(20)	(20)	(20)	(58)	(65)
Gain (loss) on extinguishment of debt	—	—	—	1	(10)
Other income (expense), net	4	(2)	—	—	2

Income (loss) from continuing operations before income taxes	8	(33)	24	(14)	44
Provision for (benefit from) income taxes	6	(2)	5	9	12

Income (loss) from continuing operations	2	(31)	19	(23)	32
Income from and gain on discontinued operations, net of income taxes	—	—	25	—	33

Net income (loss)	$2	$(31)	$44	$(23)	$65

Net income (loss) per share:
Basic	$0.01	$(0.14)	$0.21	$(0.11)	$0.30
Diluted	$0.01	$(0.14)	$0.20	$(0.11)	$0.30

Shares used in per share calculations:
Basic	213	214	214	214	214
Diluted	218	214	219	214	219

Share-based compensation included in:
Research and development	$1	$1	$1	$3	$2
Selling, general and administrative	2	3	2	4	10

Operating expenses	$3	$4	$3	$7	$12

AVAGO TECHNOLOGIES LIMITED

FINANCIAL SUMMARY (NON-GAAP) - UNAUDITED

(IN MILLIONS, except percentages)

	Quarter ended			Three quarters ended
	August 2, 2009	May 3, 2009	August 3, 2008	August 2, 2009	August 3, 2008
Net revenue	$363	$325	$439	$1,056	$1,252
Gross margin	158	115	188	437	534
% of net revenue	44%	35%	43%	41%	43%
Research and development	$58	$58	$67	$177	$194
Selling, general and administrative	$38	$39	$48	$118	$138

Total operating expenses	$96	$97	$115	$295	$332
% of net revenue	26%	30%	26%	28%	27%
Income from operations	$62	$18	$73	$142	$202
Interest expense	$(20)	$(20)	$(20)	$(58)	$(65)

Net income (loss)	$40	$(2)	$48	$75	$127

The financial summary excludes amortization of acquisition-related intangibles, share-based compensation, restructuring charges, gain (loss) on extinguishment of debt, and income (loss) from and gain (loss) on discontinued operations.

AVAGO TECHNOLOGIES LIMITED

FINANCIAL BRIDGE: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS)

	Quarter ended			Three quarters ended
	August 2, 2009	May 3, 2009	August 3, 2008	August 2, 2009	August 3, 2008
Net income (loss) on GAAP basis	$2	$(31)	$44	$(23)	$65

Amortization of acquisition-related intangibles
Cost of products sold	15	14	14	44	42
Operating expenses	5	5	7	16	21
	20	19	21	60	63

Share-based compensation expense
Cost of products sold	—	—	—	—	—
Operating expenses	3	4	3	7	12
	3	4	3	7	12

Restructuring charges
Cost of products sold	2	3	3	11	5
Operating expenses	13	3	2	21	5
	15	6	5	32	10

(Gain) loss on extinguishment of debt	—	—	—	(1)	10

Income from and gain on discontinued operations	—	—	(25)	—	(33)

Net income (loss) on Non-GAAP basis	$40	$(2)	$48	$75	$127

To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we have shown above a non-GAAP presentation of the Company’s net income (loss), which is adjusted to reflect the GAAP results excluding amortization of acquisition-related intangibles, share-based compensation, restructuring charges, (gain) loss on extinguishment of debt, and (income) loss from and (gain) loss on discontinued operations. This non-GAAP presentation is provided to enhance the reader’s overall understanding of the comparability of the Company’s financial performance among periods.

AVAGO TECHNOLOGIES FINANCE PTE. LTD.

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA - UNAUDITED

(IN MILLIONS)

	Quarter ended			Three quarters ended
	August 2, 2009	May 3, 2009	August 3, 2008	August 2, 2009	August 3, 2008
Net income (loss)	$2	$(31)	$44	$(23)	$65
Interest expense	20	20	20	58	65
Provision for (benefit from) income taxes	6	(2)	5	9	12
Depreciation and amortization expense	40	39	40	120	117

EBITDA	68	26	109	164	259

Restructuring and other unusual charges	16	10	7	38	14
Purchase accounting adjustments	—	—	—	—	1
Share-based compensation	3	4	3	7	12
(Gain) loss on extinguishment of debt	—	—	—	(1)	10
Income from and gain on discontinued operations	—	—	(25)	—	(33)

Adjusted EBITDA	$87	$40	$94	$208	$263

EBITDA represents net income (loss) before interest expense, provision for income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to certain items that are required in calculating covenant compliance under our senior and senior subordinated notes as well as under our senior secured credit facility. Adjusted EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described above. EBITDA and Adjusted EBITDA do not represent net income, as that term is defined under GAAP, and should not be considered as an alternative to net income (loss) as an indicator of our operating performance.

Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management or discretionary use as such measures do not consider certain cash requirements such as capital expenditures, tax payments and debt service requirements. EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	August 2, 2009	November 2, 2008 (1)	August 3, 2008
ASSETS

Current assets:
Cash and cash equivalents	$254	$213	$148
Trade accounts receivable, net	178	184	213
Inventory	153	188	193
Other current assets	31	34	28

Total current assets	616	619	582
Property, plant and equipment, net	273	299	288
Goodwill	171	169	156
Intangible assets, net	665	721	731
Other long-term assets	50	63	51

Total assets	$1,775	$1,871	$1,808

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$152	$174	$166
Employee compensation and benefits	47	74	70
Accrued interest	13	32	14
Capital lease obligations - current	2	2	2
Other current liabilities	37	46	28

Total current liabilities	251	328	280

Long-term liabilities:
Long-term debt	700	703	703
Capital lease obligations - non-current	3	5	5
Other long-term liabilities	63	55	64

Total liabilities	1,017	1,091	1,052

Shareholders’ equity:
Ordinary shares, no par value	1,084	1,084	1,082
Accumulated deficit	(335)	(312)	(330)
Accumulated other comprehensive income	9	8	4

Total shareholders’ equity	758	780	756

Total liabilities and shareholders’ equity	$1,775	$1,871	$1,808

(1)	Amounts as of November 2, 2008 have been derived from audited financial statements as of that date.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	Quarter ended
	August 2, 2009	May 3, 2009	August 3, 2008
Cash flows from operating activities:
Net income (loss)	$2	$(31)	$44

Adjustments to reconcile net income (loss) to net cash provided by operating activities:

Depreciation and amortization	40	39	40
Amortization of debt issuance costs	1	1	1
(Gain) loss on sale of discontinued operations	—	—	(25)
Non-cash portion of restructuring charges	—	1	—
Impairment of investment	—	2	—
Loss on disposal of property, plant and equipment	1	—	1
Share-based compensation	3	4	3
Changes in assets and liabilities, net of acquisitions and dispositions:
Trade accounts receivable	7	1	—
Inventory	(2)	28	(27)
Accounts payable	(21)	1	12
Employee compensation and benefits	7	(3)	16
Other current assets and current liabilities	(17)	15	(8)
Other long-term assets and long-term liabilities	10	8	3

Net cash provided by operating activities	31	66	60

Cash flows from investing activities:
Purchase of property, plant and equipment	(12)	(13)	(19)
Acquisitions and investment, net of cash acquired	—	(7)	—
Proceeds from sale of discontinued operations	—	2	25

Net cash (used in) provided by investing activities	(12)	(18)	6

Cash flows from financing activities:
Debt repayments	—	—	(2)
Repurchase of ordinary shares	(5)	(1)	—
Cash settlement of equity awards	—	(1)	—
Payment on capital lease obligation	(1)	—	—
Excess tax benefits from share-based compensation	—	—	1

Net cash used in financing activities	(6)	(2)	(1)

Net increase in cash and cash equivalents	13	46	65
Cash and cash equivalents at the beginning of period	241	195	83

Cash and cash equivalents at end of period	$254	$241	$148